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                                                                    EXHIBIT 99.1

DIGI INTERNATIONAL TO SELL ASSETS FROM ITS MILAN BUSINESS

COMPANY INCREASES REVENUE GUIDANCE FOR CONNECTWARE PRODUCTS FOR FISCAL 2002

MINNEAPOLIS--March 22, 2002--Digi International(R) Inc. (Nasdaq:DGII), the leading provider of Connectware, wired and wireless, hardware and software connectivity solutions, today announced that it has entered into a definitive agreement to sell substantially all of the assets of the Company's MiLAN legacy business to Communications Systems, Inc. (Nasdaq:CSII) in a transaction valued at approximately $8.5 million, net of expenses. The transaction is expected to close before the end of the current quarter.

Digi's Chairman, President and CEO, Joe Dunsmore, stated, "There are three key points that are important relative to the sale of these assets:
         1) The MiLAN business was not core to the Company's Connectware strategy.
         2) The sale frees up capital and helps us focus on executing our Connectware strategy.
         3) With the added focus, we are increasing our revenue guidance while maintaining our EPS guidance for Connectware products for fiscal 2002."

MiLAN products are expected to contribute approximately $1.5 million in revenue in the partial second fiscal quarter through the closing date. The Company will incur a one-time non-cash charge of approximately $2.0 million related to the writedown of intangible assets and a one-time cash charge of approximately $1.5 million for employee severance and other closing costs. As a result, the transaction will reduce pre-tax profitability by up to $3.5 million and after-tax profitability by up to $2.5 million, or $.12 per diluted share in the fiscal second quarter 2002.

As part of the transaction, Digi will retain ownership of the Procera Multi-Layer Switch product, related intellectual property and approximately 22 employees. Digi will be exiting this business by the end of the third quarter. Driven by Doug Glader, Executive Vice President of Digi, the primary focus for Procera will be on securing financing from outside sources or selling the product line.

During the Company's first fiscal quarter 2002 conference call, management projected fiscal second quarter 2002 revenue to total $25 million, with Connectware contributing $20 million and MiLAN contributing $5 million. Management continues to expect Connectware revenue for the second fiscal quarter of 2002 to be approximately $20 million, meeting guidance expectations. Digi further expects NetSilicon to contribute $2.5 to $3.0 million and MiLAN to contribute approximately $1.5 million for a total revenue expectation of between $24.0 million and $24.5



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million for the second fiscal quarter of 2002. In the Company's year-end conference call, management projected fiscal 2002 total revenue to be $106 million with Connectware products contributing $79 million and MiLAN contributing $27 million. Management now expects Digi's total fiscal 2002 Connectware revenue to be in the range of $80 million to $83 million, which is higher than the original 2002 plan and guidance. Digi further expects NetSilicon to contribute $15.0 to $17.0 million and MiLAN to contribute approximately $5.9 million for a total revenue expectation of between $101 million and $106 million for fiscal 2002.

Management continues to expect second fiscal quarter 2002 pro forma Connectware earnings per diluted share to be in the range of $0.01 to $0.03. Management expects NetSilicon to report a loss of $0.01 to $0.03 for the quarter. Digi's pro forma earnings per diluted share for the fiscal second quarter 2002 are expected to be in the range of a loss of $0.02 to positive earnings of $0.02, excluding the estimated $3.5 million pre-tax loss associated with the sale of MiLAN and including the dilutive effect of NetSilicon.

For the full fiscal year 2002, pro forma Connectware earnings per diluted share, excluding the estimated $3.5 million pre-tax loss associated with the sale of MiLAN and excluding NetSilicon, are expected to remain in the range of $0.22 to $0.31. NetSilicon is expected to report a loss of $0.11 to $0.15 for the fiscal year. Excluding the estimated $3.5 million pre-tax loss associated with the sale of MiLAN, but including the dilutive effect of NetSilicon, Digi's pro forma earnings per diluted share for the year are expected to be in the range of $.07 to $0.20.

About Digi International

Digi International, based in Minneapolis, is the leader in Connectware (TM) wired and wireless, hardware and software connectivity solutions. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs). For more information, visit Digi's Web site at www.digi.com, or call 800-344-4273 (U.S.) or 952-912-3444 (International).

About Communications Systems

Communications Systems, through its wholly owned subsidiary Transition Networks, offers networking connectivity solutions that make the conversion between disparate media types possible. Based in Minneapolis, Transition Networks distributes hardware-based connectivity solutions exclusively through a network of resellers in 50 countries, including Ingram Micro and Tech Data.

Note to Editors: Digi, Digi International and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. All other brand names and product names are trademarks or registered trademarks of their respective owners.

Forward-looking statements










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This press release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as "anticipate," "believe," "target," "estimate," "may," "will," "expect," "plan," "project," "should," or "continue" or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the Company operates; rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company's reliance on distributors, delays in the Company's product development efforts, uncertainty in consumer acceptance of the Company's products, and changes in the Company's level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company's filings with the Securities and Exchange Commission, including without limitation, its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its definitive Joint Proxy Statement/Prospectus filed on January 10, 2002, could cause the Company's future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company's ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
     Financial Contacts:
     Digi International Inc.
     S. (Kris) Krishnan, 952/912-3125
     s_krishnan@digi.com
          or
     Don De Laria, 952/912-3126
     don_delaria@digi.com
          or
     Press Contacts:
     Digi International Inc.
     Jan McBride, 952/912-3361
     jan_mcbride@digi.com
          or
     Ogilvy Public Relations
     Lauren Mistretta, 312/397-6017
     Lauren.mistretta@ogilvypr.com